As Filed With the Securities and Exchange Commission
on April 12, 2002

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1742957

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Talcott Avenue South Watertown, Massachusetts	02472

(Address of Principal Executive Offices)	(Zip Code)

Bright Horizons Family Solutions, Inc.
Amended and Restated 1998 Stock Incentive Plan
(Full title of the plan)

Elizabeth J. Boland
Chief Financial Officer
Bright Horizons Family Solutions, Inc.
200 Talcott Avenue South
Watertown, Massachusetts 02472
(Name and address of agent for service)

(617) 673-8000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered	share (1)	price (1)	registration fee

Common Stock	750,000 shares	$29.955	$22,466,250	$2,066.90

(1)	Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq National Market on April 8, 2002.

Registration of Additional Securities

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $.01 par value, of Bright Horizons Family Solutions, Inc., a Delaware corporation (the “Registrant”), for the Registrant’s Amended and Restated 1998 Stock Incentive Plan.

Incorporation by Reference of Earlier Registration Statements

     The Registration Statement on Form S-8 (Registration No. 333-60023) previously filed by the Registrant with the Securities and Exchange Commission on July 28, 1998 is hereby incorporated by reference.

Item 8. Exhibits

Exhibit Number	Description

4.1	Certificate of Incorporation (Incorporated by reference to the Registration Statement on Form S-4 filed on June 17, 1998 (Registration No. 333-57035))

4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3 of the Quarterly Report on Form 10-Q filed on November 12, 1999)

4.3	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.3 of the Form 8-K filed on July 28, 1998)

4.4	Amended and Restated 1998 Stock Incentive Plan (Incorporated by Reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q filed on November 14, 2001)

5	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Arthur Andersen LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

24	Power of Attorney (included on page II-3)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, State of Massachusetts, on this 12th day of April, 2002.

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

By: /s/ Elizabeth J. Boland

Elizabeth J. Boland Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Elizabeth J. Boland and Stephen I. Dreier, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David H. Lissy David H. Lissy	Director and Chief Executive Officer (Principal Executive Officer)	April 12, 2002

/s/ Elizabeth J. Boland Elizabeth J. Boland	Chief Financial Officer (Principal Financial and Accounting Officer) Director and	April 12, 2002

/s/ Roger H. Brown Roger H. Brown	Executive Chairman of the Board	April 12, 2002

/s/ Mary Ann Tocio Mary Ann Tocio	Director, President and Chief Operating Officer	April 12, 2002

/s/ Linda A. Mason Linda A. Mason	Director	April 12, 2002

/s/ Marguerite W. Sallee Marguerite W. Sallee	Director	April 12, 2002

Signature	Title	Date

/s/ Joshua Bekenstein Joshua Bekenstein	Director	April 12, 2002

/s/ JoAnne Brandes JoAnne Brandes	Director	April 12, 2002

/s/ William H. Donaldson William H. Donaldson	Director	April 12, 2002

/s/ E. Townes Duncan E. Townes Duncan	Director	April 12, 2002

/s/ Fred K. Foulkes Fred K. Foulkes	Director	April 12, 2002

/s/ Sara Lawrence-Lightfoot Sara Lawrence-Lightfoot	Director	April 12, 2002

/s/ Robert D. Lurie Robert D. Lurie	Director	April 12, 2002

/s/ Ian M. Rolland Ian M. Rolland	Director	April 12, 2002

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Incorporation (Incorporated by reference to the Registration Statement on Form S-4 filed on June 17, 1998 (Registration No. 333-57035))

4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3 of the Quarterly Report on Form 10-Q filed on November 12, 1999)

4.3	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.3 of the Form 8-K filed on July 28, 1998)

4.4	Amended and Restated 1998 Stock Incentive Plan (Incorporated by Reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q filed on November 14, 2001)

5	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Arthur Andersen LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

24	Power of Attorney (included on page II-3)